EXHIBIT 99.1
                                                                  ------------

MOVADO GROUP INC.



CONTACT:      Investor Relations
              Suzanne Rosenberg
              Vice President, Corporate Communications
              201-267-8000

              Financial Dynamics
              Leigh Parrish/Stephanie Rich
              212-850-5600

FOR IMMEDIATE RELEASE
===============================================================================

               MOVADO GROUP, INC. REPORTS THIRD QUARTER RESULTS

  ~ Q3 OPERATING PROFIT GROWS 20.9% FROM YEAR-AGO ADJUSTED OPERATING PROFIT ~

            PARAMUS, NJ - DECEMBER 6, 2007 -- MOVADO GROUP, INC. (NYSE: MOV), today announced third quarter and nine-month results for the period ended October 31, 2007.

THIRD QUARTER FISCAL 2008
-------------------------

o Net sales increased $13.9 million, or 8.3%, to $180.2 million from $166.3 million last year. Net sales for the current quarter and year-ago period included $11.3 million and $12.1 million of excess discontinued product, respectively.

o Comparable store sales increased 8.8% at the Company's Movado boutiques versus a 0.5% gain achieved last year.

o Gross profit was $109.9 million, or 61.0% of sales, compared to $97.9 million, or 58.9% of sales last year. Excluding excess discontinued product sales from the current quarter and year-ago period, adjusted gross profit was $109.2 million, or 64.7% of sales and $97.9 million, or 63.5% of sales, respectively.

o Operating profit was $28.5 million versus $19.8 million last year. Year-ago operating profit included two unusual items, which resulted in a combined $3.8 million non-cash charge, or $0.07 per fully diluted share. Excluding these items, year-ago adjusted operating profit was $23.6 million. (SEE ATTACHED TABLE FOR RECONCILIATION OF GAAP TO NON-GAAP MEASURES.)

o Income tax expense of $1.9 million reflects a 6.7% tax rate in the third quarter compared to an income tax benefit of $2.0 million recorded last year. Both periods reflect the continued utilization of a Swiss net operating loss carryforward (NOL) acquired with the Ebel brand in fiscal 2005, which contributed $0.19 to third quarter diluted earnings per share this year and $0.25 per fully diluted share in the year-ago period. The Company now anticipates a fiscal 2008 tax rate of approximately 15.9%.

o On a reported basis, net income and earnings per share were $26.5 million and $0.97, respectively, versus net income of $21.9 million and earnings per diluted share of $0.82 in the year-ago period.

o Adjusting for unusual items recorded in fiscal 2008 and fiscal 2007, third quarter net income increased 23.7% to $21.3 million from $17.2 million last year, and earnings per diluted share increased 21.9% to $0.78 in the third quarter from $0.64 in the year-ago period. (SEE ATTACHED TABLE FOR RECONCILIATION OF GAAP TO NON-GAAP MEASURES.)

NINE-MONTH RESULTS
------------------

o Net sales increased 7.8% to $421.0 million from $390.6 million last year. Net sales for the current nine-month period and year-ago period included $22.3 million and $12.1 million of excess discontinued product, respectively.

o Comparable store sales increased 1.1% at the Company's Movado boutiques versus a 5.0% gain achieved last year.

o Gross profit was $254.9 million, or 60.5% of sales, compared to $236.0 million, or 60.4% of sales last year. Excluding excess discontinued product sales from the current nine-month period and year-ago period, adjusted gross profit was $254.6 million, or 63.9% of sales and $236.0 million, or 62.4% of sales, respectively.

o Operating profit was $47.6 million versus $37.3 million last year. Year-ago operating profit included the previously mentioned unusual items recorded in the third quarter. Excluding these items, year-ago adjusted operating profit was $41.1 million. (SEE ATTACHED TABLE FOR RECONCILIATION OF GAAP TO NON-GAAP MEASURES.)

o Income tax expense of $6.7 million reflects a 13.9% tax rate in the year-to-date period compared to income tax expense of $1.0 million, or a 2.8% tax rate recorded last year, and reflects the further utilization of the Swiss NOL acquired with the Ebel brand in fiscal 2005.

o On a reported basis, net income and earnings per diluted share were $41.2 million and $1.51, respectively, versus net income of $36.1 million and earnings per diluted share of $1.35 in the year-ago period.

o Adjusting for unusual items recorded in fiscal 2008 and fiscal 2007, net income for the nine-month period increased 18.9% to $35.8 million from $30.1 million last year, and earnings per diluted share increased 15.9% to $1.31 in the nine-month period from $1.13 in the year-ago period. (SEE ATTACHED TABLE FOR RECONCILIATION OF GAAP TO NON-GAAP MEASURES.)

       Efraim Grinberg, President and Chief Executive Officer, commented, "Third quarter results were strong as we positioned each of our brands in the marketplace with bold new products, aspirational advertising campaigns, including Movado's milestone celebration of 60 years of modern design, and fully integrated marketing programs. We have made great strides in building our international business, which grew 33% from last year and represented over 40% of wholesale revenue during the third quarter."

       Rick Cote, Executive Vice President and Chief Operating Officer, stated, "Year-to-date results demonstrate our commitment to strong operating disciplines which translated into expanded adjusted gross margins and operating profit growth. During the quarter, we continued to convert discontinued product into cash, thereby improving our inventory mix and driving cash flow. Going forward, we remain focused on growing our operating margin through a combination of gross margin improvement and the leveraging of our existing infrastructure."

       The Company recognizes there is a growing sense of uncertainty surrounding the outlook of the U.S. economy. Results for the full year will depend on the strength of the holiday season and retailer replenishment in January.

       Based on the Company's results for the first nine months of fiscal 2008 and assuming that the U.S. economic environment does not deteriorate, Movado Group now projects fiscal 2008 adjusted diluted earnings per share to range between $1.74 and $1.78 based on an estimated 25% tax rate. The 25% tax rate represents the Company's assumed normalized tax rate and allows for year-over-year financial comparisons. This compares to fiscal 2007 adjusted diluted earnings per share of $1.54. Fiscal 2008 and fiscal 2007 adjusted diluted earnings per share exclude the impact of the tax benefit resulting from the further utilization of the NOL acquired with Ebel in fiscal 2005. Fiscal 2007 adjusted diluted earnings per share also exclude previously disclosed one-time items related to accounts receivable, foreign currency and sale of a non-operating asset. On a GAAP basis, Movado Group projects fiscal 2008 diluted earnings per share to range between $1.95 and $2.00, with a 15.9% tax rate, versus GAAP diluted earnings per share of $1.87 with a 5.4% tax rate recorded in fiscal 2007. Fiscal 2008 net sales are projected to be approximately $560 million.

       The Company's management will host a conference call today, December 6th at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website: www.movadogroup.com. This call will be archived online within one hour of the completion of the conference call.

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger, HUGO BOSS, Juicy Couture and LACOSTE watches worldwide, and operates Movado boutiques and company stores in the United States.


IN THIS RELEASE, THE COMPANY PRESENTS CERTAIN ADJUSTED FINANCIAL MEASURES THAT ARE NOT CALCULATED ACCORDING TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES ("GAAP"). THESE NON-GAAP FINANCIAL MEASURES ARE DESIGNED TO COMPLEMENT THE GAAP FINANCIAL INFORMATION PRESENTED IN THIS RELEASE BECAUSE MANAGEMENT BELIEVES THEY PRESENT INFORMATION REGARDING THE COMPANY THAT MANAGEMENT BELIEVES IS USEFUL TO INVESTORS. THE NON-GAAP FINANCIAL MEASURES PRESENTED SHOULD NOT BE CONSIDERED IN ISOLATION FROM OR AS A SUBSTITUTE FOR THE COMPARABLE GAAP FINANCIAL MEASURE.

THE COMPANY IS PRESENTING NET SALES EXCLUDING EXCESS DISCONTINUED PRODUCT SALES (AND GROSS PROFIT EXCLUDING SUCH SALES) BECAUSE THE COMPANY BELIEVES THAT IT IS USEFUL TO INVESTORS TO ELIMINATE THE EFFECT OF THESE UNUSUAL SALES IN ORDER TO IMPROVE THE COMPARABILITY OF THE COMPANY'S RESULTS FOR THE PERIODS PRESENTED.

THE COMPANY IS PRESENTING ADJUSTED OPERATING PROFIT, WHICH IS OPERATING PROFIT EXCLUDING A NONRECURRING, NON-CASH ACCOUNTS RECEIVABLE ADJUSTMENT EXPENSE AND A ONE-TIME OUT-OF-PERIOD BENEFIT RELATED TO A FOREIGN CURRENCY ADJUSTMENT. THE COMPANY IS ALSO PRESENTING ADJUSTED NET INCOME, WHICH IS NET INCOME EXCLUDING THE ABOVE-DESCRIBED ACCOUNTS RECEIVABLE ADJUSTMENT AND FOREIGN CURRENCY ADJUSTMENT AND ADJUSTING TO EXCLUDE THE EFFECTS OF THE UTILIZATION OF NOLS FROM THE EBEL ACQUISITION AND TO ASSUME A NORMALIZED 25% TAX RATE FOR ALL PERIODS PRESENTED.

MANAGEMENT BELIEVES THAT PRESENTING ADJUSTED OPERATING PROFIT AND ADJUSTED NET INCOME IS USEFUL FOR INVESTORS BECAUSE THEY IMPROVE COMPARABILITY OF RESULTS FOR THE PERIODS PRESENTED BY ELIMINATING ITEMS THAT AFFECT THOSE LINE ITEMS THAT ARE NOT EXPECTED TO RECUR, ALTHOUGH SUCH ITEMS MAY, IN FACT, RECUR IN THE FUTURE.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: ACTUAL OR PERCEIVED WEAKNESS IN THE U.S. AND GLOBAL ECONOMY AND FLUCTUATIONS IN CONSUMER SPENDING AND DISPOSABLE INCOME, THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF NEWLY
ACQUIRED AND/OR LICENSED BRANDS WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE FASHION AND RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY, COMMODITY PRICE AND EXCHANGE RATE FLUCTUATIONS, CHANGES IN LOCAL OR GLOBAL ECONOMIC CONDITIONS, AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.

                              (Tables to follow)

                              MOVADO GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                  THREE MONTHS                NINE MONTHS
                                ENDED OCTOBER 31,          ENDED OCTOBER 31,
                              ----------------------    ----------------------
                                 2007         2006         2007         2006
                              ---------    ---------    ---------    ---------

Net sales                     $ 180,153    $ 166,272    $ 420,983    $ 390,604
Cost of sales                    70,266       68,370      166,098      154,600
                              ---------    ---------    ---------    ---------

Gross profit                    109,887       97,902      254,885      236,004
Selling, general and
  administrative expenses        81,398       78,123      207,287      198,717
                              ---------    ---------    ---------    ---------

Operating profit                 28,489       19,779       47,598       37,287

Other income, net                     -          374            -          374
Interest expense                   (920)        (987)      (2,671)      (2,849)
Interest income                   1,064          753        3,373        2,260
                              ---------    ---------    ---------    ---------

Income before income taxes
  and minority interest          28,633       19,919       48,300       37,072
Income tax                        1,927       (1,964)       6,691        1,049
Minority interest                   178           (2)         417          (66)
                              ---------    ---------    ---------    ---------
Net income                    $  26,528    $  21,885    $  41,192    $  36,089
                              =========    =========    =========    =========

Net income per
  diluted share               $    0.97    $    0.82    $    1.51     $   1.35
Number of shares
  outstanding                    27,236       26,799       27,299       26,659

                              MOVADO GROUP, INC.
                             RECONCILIATION TABLES
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                    THREE MONTHS              NINE MONTHS
                                  ENDED OCTOBER 31,        ENDED OCTOBER 31,
                                --------------------     ---------------------
                                   2007        2006        2007         2006
                                --------    --------     --------     --------

Operating Profit (GAAP)         $ 28,489    $ 19,779     $ 47,598     $ 37,287
A/R Reserve Adjustment (1)             -       6,000            -        6,000
Out-of-Period FX
   Adjustment (2)                      -      (2,211)           -       (2,211)
                                --------    --------     --------     --------
Adjusted Operating
   Profit (Non-GAAP)            $ 28,489    $ 23,568     $ 47,598     $ 41,076
                                ========    ========    =========     ========


                                    THREE MONTHS              NINE MONTHS
                                  ENDED OCTOBER 31,        ENDED OCTOBER 31,
                                --------------------     ---------------------
                                   2007         2006       2007         2006
                                --------    --------     --------     --------

Net Income (GAAP)               $ 26,528    $ 21,885     $ 41,192     $ 36,089
A/R Reserve Adjustment (1)             -       3,706            -        3,706
Out-of-Period FX
   Adjustment (2)                      -      (1,729)           -       (1,729)
Tax Adjustments (3)               (5,231)     (6,647)      (5,384)      (7,938)
Adjusted Net Income             --------    --------     --------     --------
   (Non-GAAP)                   $ 21,297    $ 17,215     $ 35,808     $ 30,128
                                ========    ========     ========     ========

Number of shares
   outstanding                    27,236      26,799       27,299       26,659
Adjusted Net Income per
   share (Non-GAAP)             $   0.78    $   0.64     $   1.31     $   1.13

(1) Non-cash charge to accounts receivable reserve due to a change in estimate.

(2) One-time benefit recorded for an out-of-period adjustment related to foreign currency.

(3) To present financials at a consistent 25% effective tax rate for both periods. Actual taxes primarily reflect utilization of the acquired Ebel net operating loss tax carryforward.

                              MOVADO GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)
                                  (UNAUDITED)

                                         OCTOBER 31,   JANUARY 31,   OCTOBER 31,
                                            2007          2007         2006
                                         ----------    ----------    ----------
ASSETS
------

   Cash                                  $  111,060    $  133,011    $   79,908
   Trade receivables, net                   150,996       111,417       159,010
   Inventories                              210,510       193,342       207,709
   Other current assets                      37,056        35,109        33,740
                                         ----------    ----------    ----------
      Total current assets                  509,622       472,879       480,367
                                         ----------    ----------    ----------

   Property, plant and equipment, net        63,729        56,823        53,339
   Deferred income taxes                     31,000        12,091        12,239
   Other non-current assets                  38,605        35,825        34,819
                                         ----------    ----------    ----------
      Total assets                       $  642,956    $  577,618    $  580,764
                                         ==========    ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

   Current portion of long-term debt     $   10,000    $    5,000    $    5,000
   Accounts payable                          26,892        32,901        35,948
   Accrued liabilities                       54,311        45,610        52,465
   Deferred and current taxes payable        11,355         5,946         7,634
                                         ----------    ----------    ----------
      Total current liabilities             102,558        89,457       101,047
                                         ----------    ----------    ----------

   Long-term debt                            50,907        75,196        82,435
   Deferred and non-current income taxes     32,980        11,054        11,050
   Other liabilities                         25,481        23,087        21,714
   Minority interest                          1,645           443           244
   Shareholders' equity                     429,385       378,381       364,274
                                         ----------    ----------    ----------
      Total liabilities and equity       $  642,956    $  577,618    $  580,764
                                         ==========    ==========    ==========

Impact of adoption of FIN 48:

As a result of the adoption of FIN 48, the Company recorded a reduction to the February 1, 2007 retained earnings in the amount of $7.7 million representing the cumulative effect of the adoption.